                                  EXHIBIT 6(b)

        THIRD AMENDMENT TO CREDIT AGREEMENT DATED AS OF JANUARY 31, 2000

THIRD AMENDMENT TO CREDIT AGREEMENT

       This Amendment, dated as of August __, 2001, is made by and between Analysts International Corporation, a Minnesota corporation (the "Borrower"), and Wells Fargo Bank, National Association, assignee of Wells Fargo Bank Minnesota, National Association, f/k/a Norwest Bank Minnesota, National Association (the "Bank"). RECITALS

       The Borrower and the Bank have entered into a Credit Agreement dated as of January 31, 2000 as amended by a First Amendment to Credit Agreement dated as of December 12, 2000 and a Second Amendment to Credit Agreement dated as of April 2, 2001, but effective as of March 30, 2001 (as so amended, the "Credit Agreement"). Capitalized terms used in these recitals have the meanings given to them in the Credit Agreement unless otherwise specified.

       The Borrower has requested that certain amendments be made to the Credit Agreement, which the Bank is willing to make pursuant to the terms and conditions set forth herein.
       NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, it is agreed as follows:
1. DEFINED TERMS. Capitalized terms used in this amendment which are defined in the credit agreement shall have the same meanings as defined therein, unless otherwise defined herein. In addition, section 1.1 of the credit agreement is amended by adding or amending, as the case may be, the following definitions:
        "'Covenant Computation Date' means the last day of each fiscal quarter of the Borrower."
        "'Facility Amount' means $30,000,000, unless said amount is reduced pursuant to Section 2.8, in which event it means the amount to which said amount is reduced."
        "'Level Status' means Level I Status as defined in Exhibit A to the Third Amendment and determined pursuant to Section 2.3(e) of the Credit Agreement and Exhibit A to the Third Amendment."
        "'Third Amendment' means the Third Amendment to Credit Agreement dated as of August __, 2001 by and between the Borrower and the Bank.
2. MARGINS. Section 2.3(e) of the credit agreement is hereby deleted in its entirety and replaced with the following:
        "(e) MARGINS. The Borrower's Level Status shall be deemed to be Level I Status at all times."
3. FINANCIAL STATEMENTS. Section 5.1(c) of the credit agreement is hereby deleted in its entirety and replaced with the following:
        "(c) As soon as available after the end of each of the Borrower's fiscal quarters and in any event within 45 days after the end of each of the Borrower's fiscal quarters, a Compliance Certificate, duly executed by the chief financial officer of the Borrower."
4. CASH FLOW LEVERAGE RATIO. Section 5.8 of the credit agreement is hereby deleted in its entirety and replaced with the following:
        "Section 5.8 CASH FLOW LEVERAGE RATIO. The Borrower will maintain at all times its Cash Flow Leverage Ratio, determined as of each Covenant Computation Date set forth below, at a ratio less than the ratio set forth opposite such Covenant Computation Date:

      COVENANT COMPUTATION DATE                 CASH FLOW LEVERAGE RATIO
      -------------------------                 ------------------------
           June 30, 2001                              2.75 to 1.00
         September 30, 2001                           3.05 to 1.00
         December 31, 2001                            3.05 to 1.00
      Each Covenant Computation                       2.50 to 1.00
          Date Thereafter


5. DEBT SERVICE COVERAGE RATIO. Section 5.9 of the credit agreement is hereby deleted in its entirety and replaced with the following:
        "Section 5.9 DEBT SERVICE COVERAGE RATIO. The Borrower will at all times maintain its Debt Service Coverage Ratio, determined as of each Covenant Computation Date set forth below, at a ratio greater than the ratio set forth opposite such Covenant Computation Date:

      COVENANT COMPUTATION DATE                 DEBT SERVICE COVERAGE RATIO
            June 30, 2001                             1.15 to 1.00
          September 30, 2001                          1.15 to 1.00
           December 31, 2001                          1.10 to 1.00
      Each Covenant Computation                       1.20 to 1.00
           Date Thereafter


        6. CAPITALIZATION RATIO. Section 5.10 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:
        "Section 5.10 CAPITALIZATION. The Borrower will at all times maintain its Capitalization Ratio, determined as of each Covenant Computation Date set forth below, at a ratio less than the ratio set forth opposite such Covenant Computation Date:

      COVENANT COMPUTATION DATE                     CAPITALIZATION RATIO
            June 30, 2001                               0.305 to 1.00
          September 30, 2001                            0.305 to 1.00
          December 31, 2001                             0.305 to 1.00
      Each Covenant Computation                         0.300 to 1.00
           Date Thereafter


7. CURRENT RATIO. Section 5.11 of the credit agreement is hereby deleted in its entirety and replaced with the following:
        "Section 5.11 CURRENT RATIO. The Borrower will at all times maintain its Current Ratio, determined as of each Covenant Computation Date set forth below, at a ratio greater than the ratio set forth opposite such Covenant Computation Date:

      COVENANT COMPUTATION DATE                        CURRENT RATIO
            June 30, 2001                               1.50 to 1.00
          September 30, 2001                            1.50 to 1.00
           December 31, 2001                            1.50 to 1.00
      Each Covenant Computation                         1.75 to 1.00
          Date Thereafter

8. COMMITMENT TO OBTAIN NEW FINANCING. Section 5.13 is hereby added to the credit agreement as follows:
        "SECTION 5.13 COMMITMENT TO OBTAIN NEW FINANCING. The borrower will (a) obtain a written commitment from a financial institution other than the bank to provide not less than $30,000,000 of new financing, which commitment shall include a proposed funding date no later than December 1, 2001, and (b) will cause a financial institution other than the bank to fund financing to the borrower in an amount not less than $30,000,000 on or prior to December 1, 2001."

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9.  RESTRICTED PAYMENTS. Section 6.5 of the credit agreement is hereby deleted in its entirety and replaced with the following:
        "Section 6.5 RESTRICTED PAYMENTS. The Borrower shall not make any Restricted Payments, except that the foregoing shall not prohibit (a) the payment of dividends on the Borrower's common stock in an amount not to exceed an aggregate of $250,000 in any single fiscal quarter of the Borrower, or (b) the Borrower from repurchasing, on a dollar-for-dollar basis, its common stock for the purpose of offsetting any 401(k) and/or stock option issuances of its common stock."
10. NEW COMPLIANCE CERTIFICATE. Exhibit C to the credit agreement is hereby amended in its entirety and replaced with exhibit b to this amendment.
11. NO OTHER CHANGES. Except as explicitly amended by this amendment, all of the terms and conditions of the credit agreement shall remain in full force and effect and shall apply to any advance or letter of credit thereunder.
12. AMENDMENT FEE. In consideration of the bank's entering into this amendment, the borrower shall pay to the bank, on or before August __, 2001, an amendment fee in the amount of $45,000. Such fee shall be deemed fully earned by the bank's execution and delivery of this amendment.
13. CONDITIONS PRECEDENT. This amendment shall be effective when the bank shall have received an executed original hereof, together with each of the following, each in substance and form acceptable to the bank in its sole discretion:
(a)  Payment of the fee described in paragraph 12.
(b)  Such other matters as the bank may require.
14. REPRESENTATIONS AND WARRANTIES. The borrower hereby represents and warrants to the bank as follows:
(a) The borrower has all requisite power and authority to execute this amendment and to perform all of its obligations hereunder, and this amendment has been duly executed and delivered by the borrower and constitutes the legal, valid and binding obligation of the borrower, enforceable in accordance with its terms.
(b) The execution, delivery and performance by the borrower of this amendment have been duly authorized by all necessary corporate action and do not
(i) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect, having applicability to the borrower, or the articles of incorporation or by-laws of the borrower, or
(iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the borrower is a party or by which it or its properties may be bound or affected.
(c) All of the representations and warranties contained in article iv of the credit agreement are correct on and as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date.
15. REFERENCES. All references in the credit agreement to "this agreement" shall be deemed to refer to the credit agreement as amended hereby; and any and all references in the loan documents to the credit agreement shall be deemed to refer to the credit agreement as amended hereby.
16. RELEASE. The borrower hereby absolutely and unconditionally releases and forever discharges the bank, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which the borrower has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown.
17. COSTS AND EXPENSES. The borrower hereby reaffirms its agreement under the credit agreement to pay or reimburse the bank on demand for all costs and expenses incurred by the bank in connection with the loan documents and all other documents contemplated thereby, including without limitation all reasonable fees and disbursements of legal counsel. Without limiting the generality of the foregoing, the borrower specifically agrees to pay all fees and disbursements of counsel to the bank for the services performed by such counsel in connection with the preparation of this amendment and the documents and instruments incidental hereto. The borrower hereby agrees that the bank may, at any time or from time to time in its sole discretion and without further authorization by the borrower, make a loan to the borrower under the credit agreement, or apply the proceeds of any loan, for the purpose of paying any such fees, disbursements, costs and expenses and the fee required under paragraph 12 hereof.
18. MISCELLANEOUS. This amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same instrument.
       IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.
 WELLS FARGO BANK, NATIONAL ASSOCIATION    ANALYSTS INTERNATIONAL CORPORATION

    By                                       By
       ------------------------------           ------------------------------
            Richard G. Trembley                      Marti R. Charpentier
            Its Vice President                  Its Vice President - Finance

EXHIBIT A TO THIRD AMENDMENT
TO CREDIT AGREEMENT

PRICING GRID

     ----------------------------------------------------------------------------------------------------------------
                                                                             EURODOLLAR RATE
           LEVEL            APPLICATION PERIOD        BASE RATE MARGIN            MARGIN             UNUSED FEE
     ----------------------------------------------------------------------------------------------------------------
             I                 at all times                 0.25%                 3.00%                0.500%
     ----------------------------------------------------------------------------------------------------------------


                  "Level I Status" exists at all times.

    EXHIBIT B TO THIRD AMENDMENT
    TO CREDIT AGREEMENT
    COMPLIANCE CERTIFICATE
    __________________, 2001
Wells Fargo Bank National Association
7900 Xerxes Avenue South, Suite 160
Bloomington, Minnesota 55431-2206
Attention: Richard G. Trembley
    COMPLIANCE CERTIFICATE
    Ladies and Gentlemen:
                Reference is made to the Credit Agreement dated as of January 31, 2000, as amended by a First Amendment to Credit Agreement dated as of December 12, 2000, a Second Amendment to Credit Agreement dated as of March 30, 2001, but effective as of April 2, 2001 and a Third Amendment to Credit Agreement dated as of August __, 2001 (as so amended, the "Credit Agreement"), entered into between Wells Fargo Bank, National Association, a national banking association and Analysts International Corporation, a Minnesota corporation (the "Borrower").
                All terms defined in the Credit Agreement and not otherwise defined herein shall have the meanings given them in the Credit Agreement.
                This is a Compliance Certificate submitted in connection with the Borrower's reporting obligations under Section 5.1(c) of the Credit Agreement as of and for its fiscal quarter ending _____________________, 200_ (the "Reporting Date") and includes the Borrower's financial statements (the "Statements") prepared as of and for the Reporting Date.
                I hereby certify to you as follows:
1. I am the chief financial officer of the Borrower, and I am familiar with the financial statements and financial affairs of the Borrower.
2. The Statements, and the computations below, have been prepared in accordance with GAAP.
3. The following computations set forth the Borrower's compliance or non-compliance with the requirements set forth in the Financial Covenants as of the Reporting Date:

    SECTION 5.8  CASH FLOW LEVERAGE RATIO

    Total Funded Debt (a)           $___________
    EBITDA (b)                      $___________
    Restructuring Charges (c)       $___________
    Investment Banking
      Charges (d)                   $___________


    Cash Flow Leverage Ratio = a/(b+c+d) for March 31, 2001 through November 30, 2001
    Cash Flow Leverage Ratio = a/b thereafter

    A. Pursuant to Section 5.8 of the Credit Agreement, as of the Reporting Date, the Borrower's Cash Flow Leverage Ratio was _____ to 1.00 which / / satisfies / / does not satisfy the requirement that such ratio be less than ______ to 1.00 on the Reporting Date as set forth in the table below:


            COVENANT COMPUTATION DATE           CASH FLOW LEVERAGE RATIO
                  June 30, 2001                        2.75 to 1.00
               September 30, 2001                      3.05 to 1.00
                December 31, 2001                      3.05 to 1.00
      Each Covenant Computation Date Thereafter        2.50 to 1.00


    SECTION 5.9  DEBT SERVICE COVERAGE RATIO

    EBITDA                          $___________
    + Rental Expense                $___________
    + Investment Banking Charges    $___________
    - Capital Expenditures          $___________
    - Taxes                         $___________
    - Restricted Payments           $___________
    = Debt Service Cash Flow (a)    $___________

    Debt Service Requirement
    Principal Payments              $___________
    + Interest Payments             $___________
    + Rental Expense                $___________
=Total Debt Service
    Requirements (b)                $___________
Debt Service Coverage Ratio = a/b


    B. Pursuant to Section 5.9 of the Credit Agreement, as of the Reporting Date, the Borrower's Debt Service Coverage Ratio was _____ to 1.00 which / / satisfies / / does not satisfy the requirement that such ratio be greater than ______ to 1.00 on the Reporting Date as set forth in the table below:


            COVENANT COMPUTATION DATE           DEBT SERVICE COVERAGE RATIO
                   June 30, 2001                        1.15 to 1.00
                September 30, 2001                      1.15 to 1.00
                December 31, 2001                       1.10 to 1.00
    Each Covenant Computation Date Thereafter           1.20 to 1.00


    SECTION 5.10 CAPITALIZATION RATIO

    Total Funded Debt (a)           $___________
    Total Funded Debt (b)           $___________
    Net Worth (c)                   $___________
    Capitalization Ratio = a/(b+c)


    C. Pursuant to Section 5.10 of the Credit Agreement, as of the Reporting Date, the Borrower's Capitalization Ratio was _____ to 1.00 which / / satisfies / / does not satisfy the requirement that such ratio be less than ______ to 1.00 on the Reporting Date as set forth in the table below:

            COVENANT COMPUTATION DATE                     CAPITALIZATION RATIO
                  June 30, 2001                               0.305 to 1.00
                September 30, 2001                            0.305 to 1.00
                December 31, 2001                             0.305 to 1.00
    Each Covenant Computation Date Thereafter                 0.300 to 1.00


    SECTION 5.11 CURRENT RATIO

    Current Assets (a)              $___________
    Current Liabilities (b)         $___________
    Current Ratio = a/b


    D. Pursuant to Section 5.11 of the Credit Agreement, as of the Reporting Date, the Borrower's Current Ratio was _____ to 1.00 which / / satisfies / / does not satisfy the requirement that such ratio be greater than ______ to
    1.00 on the Reporting Date as set forth in the table below:

            COVENANT COMPUTATION DATE                         CURRENT RATIO
                  June 30, 2001                               1.50 to 1.00
                September 30, 2001                            1.50 to 1.00
                December 31, 2001                             1.50 to 1.00
    Each Covenant Computation Date Thereafter                 1.75 to 1.00


    SECTION 5.12 CONSOLIDATED NET WORTH

    Total Assets (a)            $___________
    Total Liabilities (b)       $___________
    Consolidated Net Worth: a-b


    E. Pursuant to Section 5.12 of the Credit Agreement, as of the Reporting Date, the Borrower's Consolidated Net Worth was $__________________, which
    / / satisfies / / does not satisfy the requirement that such net worth be at least $74,261,000 PLUS 50% of its cumulative Net Income.

    SECTION 6.12 CAPITAL EXPENDITURES

    F. Pursuant to Section 6.12 of the Credit Agreement, for the twelve month period ending on the Reporting Date, the Borrower and any Subsidiary has expended or contracted to expend for Capital Expenditures, $___________________ in the aggregate which / / satisfies / / does not satisfy the requirement that such expenditures be less than $5,000,000 for any consecutive twelve month period.
    Attached hereto are all relevant facts in reasonable detail to evidence, and the computations of, the financial covenants referred to above.
4. I have no knowledge of the occurrence of any Default or Event of Default under the Credit Agreement, except as set forth in the attachments, if any, hereto.
    Very truly yours,
    ANALYSTS INTERNATIONAL CORPORATION
    By
       --------------------------------------
    Its